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                                                                    EXHIBIT 3.7


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                           ARTICLES OF INCORPORATION
                                       OF
                            ELECTRA RESOURCES, INC.

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                                  ARTICLE ONE

     The name of the Corporation is ELECTRA RESOURCES, INC.


                                  ARTICLE TWO

     The period of its duration is perpetual.


                                 ARTICLE THREE

     The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.


                                  ARTICLE FOUR

     The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000). The shares shall have a par value of Ten Cents ($0.10).


                                  ARTICLE FIVE

     The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00, consisting of money, labor done or property actually received.
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                                 ARTICLE SIX

     The street address of its initial Registered Office, and the name of its initial Registered Agent at this address, is as follows:

                               Grant W. Henderson
                         5735 Pineland Drive, Suite 300
                              Dallas, Texas 75231


                                 ARTICLE SEVEN

     The number of initial Directors is one. The name and address of the initial director is:

                               Grant W. Henderson
                         5735 Pineland Drive, Suite 300
                              Dallas, Texas 75231


                                 ARTICLE EIGHT

     The Corporation shall have a delayed effective date of January 1, 1996.


                                  ARTICLE NINE

     The name and address of the Incorporator is:

                              Marilyn S. Hershman
                         408 W. 17th Street, Suite 101
                            Austin, Texas 78701-1207
                                 (512) 474-2002


     IN WITNESS WHEREOF: I have hereunto set my hand this 28th day of December, 1995.


                                    /s/ Marilyn S. Hershman
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                                    Marilyn S. Hershman, Incorporator

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